Exhibit 32.1

Certification by Jeffrey Siegel, Chief Executive Officer and President, and Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Jeffrey Siegel, Chief Executive Officer and President, and I, Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, of Lifetime Brands, Inc., a Delaware corporation (the “Company”), each hereby certifies that:

(1)
The Company’s periodic report on Form 10-Q for the period ended September 30, 2010 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey Siegel	/s/ Laurence Winoker
Jeffrey Siegel	Laurence Winoker
Chief Executive Officer and President	Senior Vice President- Finance, Treasurer and Chief Financial Officer

Date: November 5, 2010	Date: November 5, 2010